                        AMENDMENT NUMBER ONE TO THE CURSITOR
                                ALLIANCE LLC AGREEMENT


     This Amendment (this "Amendment") is made as of April 28, 1997, by and among (1) Alliance Capital Management L.P. ("Alliance"), (2) Alliance Capital Management Corporation of Delaware ("Alliance Delaware"), (3) Cursitor Holdings, L.P. ("Holdings L.P."), and (4) Cursitor Alliance LLC (the "Company"), and is made with reference to the Amended and Restated Limited Liability Company Agreement of Cursitor Alliance LLC dated as of February 29, 1996 (the "Agreement") by and among Alliance, Alliance Delaware and Holdings L.P.


                                      RECITALS

     WHEREAS, the parties have agreed to transfer the International Shares from the Company to Alliance Delaware in redemption of Alliance Delaware's interest in the Company whereupon Alliance Delaware shall cease to be a Member and its capital account and Percentage Interest shall be reduced to zero;

     WHEREAS, pursuant to the Third Services Agreement dated as of January 1, 1997 between Alliance and the Company (the "Third Services Agreement"), Alliance and the Company have agreed to terminate the First Services Agreement and the Second Services Agreement and in lieu thereof Alliance will be the exclusive provider to the Company and its subsidiaries of all of their requirements for back-office and support services, including without limitation, accounting, tax, trading, legal, compliance, treasury, office administration, systems, data processing, human resources and facilities services;

     WHEREAS, pursuant to the Termination and Consulting Agreement dated the date hereof, Richard I. Morris, Jr. has voluntarily resigned as President and Chief Executive Officer of the Company and in lieu thereof has agreed to serve as a consultant to the Company and to provide the Company and Alliance with the services described in that Agreement;

     WHEREAS, pursuant to various Amendments to Employment Agreements executed on the date hereof, the Company and each other Principal have agreed to amend the related Employment Agreements;

     WHEREAS, pursuant to the Cursitor Alliance Principals' and Draycott Compensation Plans and Amendment No. 1 to the Transaction Agreement dated the date hereof, the Company has created new incentive compensation and deferred compensation arrangements for certain employees of the Company;

     WHEREAS, the Members have agreed to restructure the put/call options in the Agreement and to make certain other changes to the provisions of the Agreement as more fully described herein; and

     WHEREAS, the Members desire to amend the Agreement in the manner set forth below;

      NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto agree as follows:


     SECTION 1. DEFINED TERMS. (a) All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement, and each reference in the Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Agreement as amended hereby. All references to the Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the Agreement shall be deemed to refer to the Agreement as amended hereby.

     (b) Section 1.01(c) is hereby amended by adding the following terms and their corresponding section references: "Aggregate Residual Reference Percentage, section 9.03(a)"; "Cursitor Alliance Revenues, section 9.03(a)"; "Base Price, section 9.03(a)"; "Section 9.01(c) Buyout Price, section 9.03(b)"; and "Section 9.01(c) Put, section 9.01(c)"; and by deleting the following terms and their corresponding section references: "First Offer Business, section 6.13"; "Section 9.01(c)(i) Buyout Price, section 9.03(b)"; "Section 9.01(c)(i) Put, section 9.01(c)"; "Section 9.01(c)(ii) Buyout Price, section 9.03(b)"; and "Section 9.01(c)(ii) Put, section 9.01(c)".


     SECTION 2. REDEMPTION OF ALLIANCE DELAWARE. (a) Subject to satisfaction or waiver of the conditions set forth in subsection (b), as soon as is practicable after such conditions are satisfied, the Company agrees to (i) transfer to Alliance Delaware, free and clear of all Liens, all of its right, title and interest in, to and under the International Shares and (ii) pay to Alliance Delaware (or in the case of any deficit, Alliance Delaware agrees to pay to the Company), in cash, the excess (or deficit, if applicable) of Alliance Delaware's Capital Account (after giving effect to all allocations and distributions through December 31, 1996) over the initial balance thereof as adjusted pursuant to the Transaction Agreement. The date on which such transfer occurs shall be referred to as the "Redemption Date." Alliance agrees to offer employment on the Redemption Date to all employees of the Company and its subsidiaries (other than those employees whose employment is terminated by the Company or who voluntarily terminate employment between the date hereof and the Redemption Date) except those employees listed on Schedule 2A hereto.

     (b) The obligation of the parties to consummate the transactions contemplated by subsection (a) is subject to the parties having made all requisite notifications and filings and received all consents, authorizations or approvals (or the expiration of applicable waiting periods) from the applicable governmental body, agency or official, in each case in form and substance reasonably satisfactory to the parties, and no such notification, filing, consent, authorization or approval shall have been revoked including, without limitation, (i) notification and clearance by IMRO of the changes of control in Cursitor Alliance Management Limited (formerly known as Alliance Capital Limited) and Dimensional Asset Management Limited contemplated by this Agreement in accordance with Chapter IV of the IMRO Rules and Part VII of the Investment Services Regulations 1995, if applicable; (ii) any necessary filings with The Monetary Authority of Singapore; and (iii) any necessary filings with the Ministry of Finance of Japan.

     (c) Upon consummation of the transactions contemplated by subsection (a), Alliance Delaware shall cease to be a member of the Company (without prejudice to any vested rights as of such date) and its Capital Account shall be reduced to zero. Thereafter, the definitions of "Member" and "Alliance Members" shall not include Alliance Delaware. Notwithstanding the foregoing, the Company shall not be dissolved by reason of the foregoing and the Other Members agree that the business of the Company shall continue in accordance with the terms of the Agreement as amended hereby.

     SECTION 3.     UNANIMOUS VOTE. The Agreement is hereby amended by deleting
Section 6.04 in its entirety.

     SECTION 4. OFFICERS. Section 6.10(a) of the Agreement is hereby amended and restated in its entirety as follows:

     "6.10. OFFICERS. (a) The officers of the Company (the "OFFICERS") shall be selected by the Members and shall consist of a Chairman, a Vice Chairman, a Chief Executive Officer and such other officers, if any, as are contemplated herein or as the Members may determine are necessary or appropriate. Subject to
Section 6.01 and subject to the matters which are to be the exclusive responsibility of Alliance under the Third Services Agreement, the day-to-day conduct, ordinary-course decisions and operations of the business of the Company and its subsidiaries shall generally be managed by the Officers, and the Chairman shall have such powers as are usually exercised by comparably designated officers of a Delaware corporation, including power and authority with respect to such matters as the development, maintenance and change of investment management policies and fee structures, the hiring, promotion, firing and compensation (excluding incentive compensation) of staff, management and executive personnel, new product development, sales and marketing policies and implementation and decisions to accept, reject, amend, maintain or terminate client relationships; PROVIDED that, (i) decisions not in the ordinary course, including without limitation matters involving incentive compensation, non-cash benefit programs and budgets shall require the approval of the Members; (ii) the powers and authorities listed above shall be exercised by the Chairman and other Officers within the constraints of the then applicable Annual Operating Plan approved by the Members; (iii) the Chairman and the other Officers shall execute their duties and responsibilities with due regard for the fact that the Company is a subsidiary of Alliance and accordingly all of the Officers and employees of the Company are to report, directly or indirectly, to senior management of Alliance and are to operate as part of the Alliance group; and (iv) the Chairman shall report to the Chief Executive Officer of Alliance.

     The Officers may be appointed and removed by a majority vote of the Members with or without cause and the duties and responsibilities of the Officers as set forth in this Section may be changed from time to time by the Members."

     SECTION 5. RIGHT OF FIRST OFFER. The Agreement is hereby amended by deleting Section 6.13 in its entirety.

     SECTION 6. PUT/CALL OPTIONS. Section 9.01(c) of the Agreement is hereby amended and restated in its entirety as follows:

     "(c) In the event that at any time commencing with the Closing Date and prior to the fifth anniversary of the Closing Date (i) the employment by the Company of Mr. Hugh M. Eaton III is terminated by the Company without Cause (as such term is defined in Mr. Eaton's Employment Agreement), as a result of action by Alliance without the written consent of Holdings L.P., and (ii) any Principal other than Mr. Eaton elects to terminate his employment pursuant to Section 5(e)(c) of the applicable Employment Agreement, then Holdings L.P. may cause Alliance to purchase, and Alliance agrees to purchase (the "SECTION 9.01(c) PUT", and together with the Section 9.01(b) Put, the "PUTS"), that percentage of Holdings L.P.'s Interest which is set forth in Schedule 9.01(c) next to the name of such Principal (with respect to each such Principal, the "REFERENCE PERCENTAGE") whose employment by the Company is terminated as described above, and Holdings L.P. shall provide written notice to the other Members to the effect that it is electing to exercise its Section 9.01(c) Put within 30 days of the occurrence of such event.

      SECTION 7. BUYOUT DATE. Section 9.02 of the Agreement is hereby amended and restated in its entirety as follows:

     "9.02. Buyout Date. The Section 9.01(b) Put, or the Section 9.01(b) Call, as the case may be, shall close, subject to any applicable waiting period in respect of any applicable regulatory requirements, on the first business day which is at least 30 days after the receipt by Alliance, in the case of the Put, or Holdings L.P., in the case of the Call, of the calculation by Holdings L.P. or Alliance, as the case may be, of the Buyout Price or such earlier closing date as is agreed to in writing by Alliance and Holdings L.P. unless the non-exercising Member shall deliver a notice of dispute pursuant to Section 9.06 hereof in which case the Section 9.01(b) Put or the Section 9.01(b) Call shall close on the first business day which is at least 30 days after final resolution of such dispute by the Accounting Referee. Subject to any applicable waiting period in respect of any applicable regulatory requirements, the Section 9.01(c) Put and the Section 9.01(d) Call shall close on such date as is agreed to in writing by Alliance and Holdings L.P. but in no event later than 60 days after the receipt by Holdings L.P. (in the case of a Call) or Alliance (in the case of a Put) of written notice of such election. The date of Closing of the Puts or the Calls is referred to herein as the "BUYOUT DATE". Each Member shall cooperate in good faith with respect to any applicable regulatory requirements and shall use its best efforts to make all applicable regulatory filings within 30 days after receipt of written notice of such election.

     SECTION 8. BUYOUT PRICE. Section 9.03 of the Agreement is hereby amended and restated in its entirety as follows:

          "9.03 BUYOUT PRICE. (a) The purchase price for the Section 9.01(b) Put and the Section 9.01(b) Call (the "SECTION 9.01(b) BUYOUT PRICE") shall be determined in accordance with the following formula:

Section 9.01(b)   =   Base Price x Aggregate Residual Reference Percentage
Buyout Price

     "Base Price" shall equal the figure in Schedule 9.03 corresponding to the Cursitor Alliance Revenues. "Cursitor Alliance Revenues" shall mean the sum of
(i) the aggregate revenues (excluding performance fees) of the Company with respect to calendar year 2000 from the provision of investment advisory services to clients of the Company (other than those clients that as of the Buyout Date have terminated their investment advisory relationship with the Company or that have notified the Company (orally or in writing) of their intention to terminate that relationship) determined on an accrual basis in accordance with generally accepted accounting principles consistent with past practices (but excluding any such accrued revenues which are not paid prior to the date notice of exercise of the

Section 9.01(b) Put or Section 9.01(b) Call is given as provided in Section 9.01(b)); and (ii) the aggregate performance fees with respect to the four calendar years 1997, 1998, 1999 and 2000 divided by four, calculated on a cash basis but otherwise in accordance with generally accepted accounting principles consistent with past practices; PROVIDED that, Cursitor Alliance Revenues shall not include fees or subadvisory fees (or any portion thereof) which ultimately inure to the benefit of Trust Company of the West or any other third party.

     "Aggregate Residual Reference Percentage" shall mean the difference between 100% and the sum of the Reference Percentages under all prior Section 9.01(c) Puts, if any.

          (b) The purchase price for a Section 9.01(c) Put (the "SECTION 9.01(c) BUYOUT PRICE") shall be determined in accordance with the following formula:

                                               n
Section 9.01(c) = $37,000,000 DIVIDED BY (1.10) x Reference Percentage Buyout Price

     Where "n" = the number of twelve-month periods (including any fraction thereof) from the date on which the applicable Put is exercised to the fifth anniversary of the Closing Date.

          (c) The purchase price for the Section 9.01(d) Call (the "SECTION 9.01(d) BUYOUT PRICE" and together with the Section 9.01(b) Buyout Price and the
Section 9.01(c) Buyout Price, the "BUYOUT PRICE") shall be determined in accordance with the following formula:

Section 9.01(d) = $37,000,000 x Aggregate Residual Reference Percentage
                                   n
                  DIVIDED BY (1.10)
Buyout Price

     Where "n" = the number of twelve-month periods (including any fraction thereof) from the date on which the Section 9.01(d) Call is exercised to the fifth anniversary of the Closing Date."

     SECTION 9.  SCHEDULE 2.10.  Effective as of January 1, 1997, Schedule
2.01 of the Agreement is hereby amended and restated in its entirety as follows:

                                                                   Schedule 2.01

                                       MEMBERS

                                                                  Percentage
Name and Address                                                   Interest
----------------                                                  ----------
Alliance Capital Management L.P.                                      93.00
1345 Avenue of the Americas
New York, New York 10105
Telephone:  212-969-1000

Cursitor Holdings, L.P.                                                7.00
38 Newbury Street
Boston, Massachusetts
02116-3210                                                           ------

     TOTAL                                                              100%


     SECTION 10. SCHEDULE 6.10. Schedule 6.10 of the Agreement is hereby amended and restated in its entirety as follows:

                                                                   Schedule 6.10



     Initial Officers                                  Position
     ----------------                                  --------

     Hugh M. Eaton III                                 Chairman and Chief
                                                       Executive Officer


          SECTION 11. SCHEDULE 9.01(c). Schedule 9.01(c) of the Agreement is hereby amended and restated in its entirety as follows:

                                             Reference
                    Principal                Percentage
                    ---------                ----------
                    Eaton                    27.597
                    Gave                     24.242
                    Ricciardi                24.243
                    Auboyneau                23.918

     SECTION 12. SCHEDULE 9.03. Schedule 9.03 of the Agreement is hereby amended and restated in its entirety as follows:

                                                                   Schedule 9.03

                                    BUY-OUT PRICE

                Cursitor Alliance Revenues          Base Price
                --------------------------          ----------
             $          0  -   $ 34,190,774       $ 10,000,000
               34,190,775  -     35,123,199         11,000,000
               35,123,200  -     36,072,424         12,000,000
               36,072,425  -     37,038,599         13,000,000
               37,038,600  -     38,021,874         14,000,000
               38,021,875  -     39,022,399         15,000,000
               39,022,400  -     40,040,324         16,000,000
               40,040,325  -     41,075,799         17,000,000
               41,075,800  -     42,128,994         18,000,000
               42,128,995  -     43,199,999         19,000,000
               43,200,000  -     44,289,024         20,000,000
               44,289,025  -     45,396,199         21,000,000
               45,396,200  -     46,521,674         22,000,000
               46,521,675  -     47,665,599         23,000,000
               47,665,600  -     48,828,124         24,000,000
               48,828,125  -     50,009,399         25,000,000
               50,009,400  -     51,209,574         26,000,000
               51,209,575  -     52,428,799         27,000,000
               52,428,800  -     53,667,224         28,000,000
               53,667,225  -     54,924,999         29,000,000
               54,925,000  -     56,202,274         30,000,000
               56,202,275  -     57,499,199         31,000,000
               57,499,200  -     58,815,924         32,000,000
               58,815,925  -     60,152,599         33,000,000
               60,152,600  -     61,509,374         34,000,000
               61,509,375  -     62,886,399         35,000,000
               62,886,400  -     64,283,824         36,000,000
               64,283,825  -     or greater         37,000,000


     SECTION 13. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     SECTION 14. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original. This Amendment shall become effective when each party shall have received a counterpart thereof signed by each of the other parties.

     SECTION 15. SURVIVAL OF AGREEMENT. Except as amended hereby, the terms of the Agreement shall remain in full force and effect and the business of the Company shall be continued.

     IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed and delivered by their duly authorized officers or representatives as of the day and year first written above.

                                   ALLIANCE CAPITAL MANAGEMENT L.P.
                                   By: Alliance Capital Management Corporation,
                                   its General Partner

                                   By: /s/ David R. Brewer, Jr.
                                       -----------------------------------------
                                       Name: David R. Brewer, Jr.
                                       Title: Senior Vice President, General
                                       Counsel & Secretary


                                   ALLIANCE CAPITAL MANAGEMENT
                                   CORPORATION OF DELAWARE

                                   By: /s/ Robert H. Joseph, Jr.
                                       -----------------------------------------
                                       Name: Robert H. Joseph, Jr.
                                       Title: Director


                                   CURSITOR HOLDINGS, L.P.
                                   By: HMESLP, Inc. as
                                       General Partner

                                   By: /s/ Hugh M. Eaton, III
                                       -----------------------------------------
                                       Name: Hugh M. Eaton, III
                                       Title: President


                                   MANAGEMENT HOLDINGS LLC
                                   Successor in interest to Cursitor
                                     Holdings, L.P.

                                   By: /s/ Hugh M. Eaton, III
                                       -----------------------------------------
                                       Manager: Hugh M. Eaton, III


                                   CURSITOR ALLIANCE LLC

                                   By: /s/ Richard I. Morris, Jr.
                                       -----------------------------------------
                                       Name: Richard I. Morris, Jr.

                                                                     Schedule 2A

                           ALLIANCE CAPITAL MANAGEMENT L.P.
                                  CURSITOR EMPLOYEES

                                Nicholas P. Carn
                                Charles Gave
                                John S. Ricciardi
                                Francois Brunault
                                David Cooke
                                Linda Fonseca
                                Susi Kennedy
                                Paritosh Patel
                                Onder Tanik
                                Louise Vandyck
                                Alison Whittock
                                Eric Auboyneau
                                Francoise Le Garreres
                                Francine Loustalan
                                Claude Lureau
                                Eric Pages
                                Marc De Scitivaux
                                Marc Barbara
                                Anne E. Bullinger
                                J. Christian Sorensen
                                Barbara A. Brown
                                Hugh M. Eaton